[DATE]

[Name and Address of Optionee]

Re:  Stock Option Agreement

Dear [Name]:

Pursuant to the Heartland Bancshares, Inc. 2003 Stock Option Plan for Nonemployee Directors, Heartland Bancshares, Inc. (the “Corporation”) hereby notifies you that you have been granted, as of the date of this letter, an option (the “Option”), which Option shall have the following terms and conditions, in addition to those provided in the Plan:

1.	Number of Shares: _____ shares, subject to adjustment as provided in the Plan.

2.	Exercise Price: $_____ per share, subject to adjustment as provided in the Plan.

3.	Expiration Date: The Option, to the extent unexercised, shall expire at 5:00 p.m., Eastern Standard Time, on [day preceding tenth anniversary of date of grant].

4.	Exercisability. Each Option is deemed to be fully earned as to all ____ shares in recognition of prior service to the Board of Directors by each Optionee and shall be immediately exercisable in full.

5.
The Corporation agrees to use its best efforts, upon your demand and at its expense, to cause the offer and sale to you of shares pursuant to any exercise of the Option to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and with the state securities administrators under any applicable state securities law, as soon as practicable, and for a continuous basis for so long as the Option is exercisable.

A copy of the Plan is enclosed with this letter. Exercise of the Option shall be subject to your making the representations set forth below and any representations to such other matters as the Committee, in its discretion, may determine to be necessary or advisable to evidence compliance with requirements under the Securities Act of 1933, as amended, or state securities laws for registering or exempting from registration any offer of sale of the Corporation’s securities pursuant to the Plan.

This letter, upon your delivery of an executed copy to the Corporation, shall constitute a binding stock option agreement between you and the Corporation.

Very truly yours,

HEARTLAND BANCSHARES, INC.

By:

ACKNOWLEDGMENT AND AGREEMENT

I hereby acknowledge receipt of this letter granting me the above Option as well as receipt of a copy of the Plan, and I acknowledge and agree to be bound by the following:

1)	I have received a copy of the Plan and agree to be bound by the terms and conditions set forth therein.

2)
Without waiving my rights to demand that the Corporation effect a continuous registration of the offer and sale of the Common Shares issuable to me under this Option, in which event my agreements in this Section 2 will become inapplicable, I agree that, if and for so long as there is no effective registration statement covering the offer and sale of the Common Shares subject to the Option to me,

a)
the Common Shares will be offered pursuant to the “private offering” exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and in that connection, I agree that (if at time of exercise there is for any reason no effective registration statement in effect under the 1933 Act) I will acquire Common Shares pursuant to this Option for investment purposes for my own account without any view to redistribute them to others;

b)	I will not sell, pledge, hypothecate, or otherwise transfer Common Shares acquired pursuant to the Option without registration or exemption under the 1933 Act;
c)
I acknowledge that the Common Shares will not be transferable except upon delivery to the Corporation of an opinion of counsel or such other evidence as may be satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder; and

d)	I agree that the certificates evidencing the Common Shares, including both originally and subsequently issued certificates, will bear a restrictive legend substantially as follows:

The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and have been acquired in a private offering. Sales, pledges, hypothecations, and other transfers of the Common Shares may be made only in private transactions to suitable persons and may be made only upon delivery to the Corporation of an opinion of counsel or other evidence satisfactory to the Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

EXECUTED as of the date of grant of the Option.

[Name]

Stock option agreement.directors